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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 29, 1999 (January 24, 2000 as to the third, fourth and fifth paragraphs of Note 13 and all of Note 15 and February 28, 2000 as to the sixth paragraph of Note 13), relating to the consolidated financial statements of Palm, Inc., for the years ended May 28, 1999, May 31, 1998 and May 26, 1997, which report appears in the Registration Statement on Form S-1 (No. 333-92657), which is incorporated by reference in this Registration Statement.

/s/ DELOITTE AND TOUCHE LLP

San Jose, California
July 5, 2000